Exhibit 99.1

Corvus Pharmaceuticals Announces Biomarker Findings from

Phase 1/1b Study of Lead Oral Checkpoint Inhibitor CPI-444

Presented at ESMO 2016 Congress

-—Company Completes Enrollment in Dose-Selection Part of Clinical Trial—

Burlingame, Calif., October 10, 2016 — Corvus Pharmaceuticals, Inc. (NASDAQ: CRVS), a clinical-stage biopharmaceutical company focused on the development and commercialization of novel immuno-oncology therapies, today announced biomarker findings from its ongoing Phase 1/1b study of CPI-444 as a single agent and in combination with Genentech’s TECENTRIQ® (atezolizumab), a fully humanized monoclonal antibody targeting protein programmed cell death ligand 1 (PD-L1). CPI-444 is a selective and potent inhibitor of the adenosine A2A receptor. The data were presented today in a poster session by Ian McCaffery, Ph.D., vice president, Translational Sciences at Corvus, at the European Society for Medical Oncology (ESMO) 2016 Congress at the Bella Center in Copenhagen, Denmark.

“The initial part of our Phase 1/1b trial was designed to provide data on optimum dosing, safety and relevant biomarkers, and we have achieved that goal. We have completed enrollment in the dose-selection part of the trial, which enrolled 48 patients in four cohorts. We now have a solid understanding of dose, schedule, pharmacodynamic parameters and biomarkers,” said Richard A. Miller, M.D., an oncologist and co-founder, president and chief executive officer of Corvus. “We have selected the optimum single agent and combination dose of CPI-444 for the disease-specific expansion stage of the trial, which is now enrolling patients at 30 centers in the United States, Canada and Australia. We plan to present preliminary efficacy data from the dose-selection part of the study later this year.”

Results presented showed:

•                  Seven of seven patients receiving CPI-444 100 mg twice daily had sustained, complete blockade of peripheral blood lymphocyte A2A receptors.

•                  Plasma levels of CPI-444 of 2 mcg/ml resulted in complete saturation of A2A receptors in peripheral blood lymphocytes.

•                  Treatment-related increases in cytotoxic T-lymphocytes that were both PD-1-positive and CD8-positive (double positive) provided evidence of immune activation of peripheral blood lymphocytes. Previous research from others has shown that PD-1, CD8 double positive T-cells are associated with anti-tumor immune responses.

•                  In 14 patients tested to date, increases in PD-1, CD8 double positive T-cells were observed in seven of seven patients receiving single agent CPI-444 100 mg twice daily, in one of three patients receiving single agent CPI-444 200 mg once daily, and in three of four patients receiving CPI-444 50 mg twice daily combined with TECENTRIQ.

•                  CPI-444 has been well tolerated to date, with one patient experiencing a possibly drug related serious adverse event.

•                  Based on these and other data, Corvus has selected an oral dose of 100 mg twice daily for 28 days for both the single agent and combination arms of the second part of the trial.

About CPI-444

CPI-444, Corvus’ lead checkpoint inhibitor, is an adenosine A2A receptor antagonist. It is designed to disable a tumor’s ability to subvert attack by the immune system by inhibiting adenosine in the tumor microenvironment. CPI-444 is a small molecule that is taken orally. It is in development as an immuno-oncology therapy for the treatment of patients with solid tumors.

About the Phase 1/1b Trial

The Phase 1/1b trial is designed to examine the activity of CPI-444 as a single agent and in combination with Genentech’s TECENTRIQ (atezolizumab), an anti-PD-L1 antibody. Patients with non-small cell lung cancer, melanoma, renal cell cancer, triple-negative breast cancer, colorectal cancer, head and neck cancer, bladder cancer and prostate cancer who have failed all standard therapies are eligible.

The first part of the study (dose-selection) included four cohorts of 12 patients each (N=48) — three cohorts treated with single agent CPI-444 (100 mg twice daily for 14 days; 100 mg twice daily for 28 days; 200 mg once daily for 14 days) and one cohort treated with the combination (CPI-444 50 mg or 100 mg twice daily for 14 days combined with TECENTRIQ). A treatment cycle is 28 days. Based on safety and biomarker analyses, an optimum single agent and combination dose were selected. The second part of the study is evaluating CPI-444 as a single agent in five disease-specific cohorts, and CPI-444 in combination with TECENTRIQ in five additional matched disease-specific cohorts. Corvus expects that each of these 10 cohorts will initially enroll 14 patients, but each cohort may be expanded based on efficacy.

About Corvus Pharmaceuticals

Corvus Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development and commercialization of small molecule and antibody agents that target the immune system to treat patients with cancer. These agents block or modify crucial immune checkpoints and reprogram immune T-cells. Corvus’ lead product, CPI-444, is a checkpoint inhibitor that is designed to disable a tumor’s ability to subvert attack by the immune system by inhibiting adenosine in the tumor microenvironment. CPI-444 is a small molecule that is taken orally. CPI-444 is currently being evaluated in a multicenter Phase 1/1b clinical trial in patients with various solid tumors. This successive expansion cohort trial is examining the activity of CPI-444 both as a single agent and in combination with Genentech’s TECENTRIQ (atezolizumab), an anti-PD-L1 antibody. Corvus is conducting the trial with Genentech, a member of the Roche Group, under a clinical trial collaboration the two companies entered into in October 2015. For more information, visit: www.corvuspharma.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to the potential efficacy of CPI-444, both as a single agent and in combination with anti-PD-1 or anti-PD-L1, the Company’s ability to develop and advance product candidates into, and successfully complete, clinical trials, the timing and successful completion of the Company’s Phase 1/1b clinical trial for CPI-444, and the utility of biomarker data collected and the suitability of the dosing regimen selection in such clinical trial. All statements other than statements of historical fact contained in this press release are forward-looking statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the Company’s ability to utilize biomarker data, select a suitable dosing regimen and demonstrate evidence of efficacy and safety for CPI-444 during its Phase 1/1b clinical trial; the accuracy of the Company’s estimates relating to its ability to initiate and/or complete clinical trials; the unpredictability of the regulatory process; regulatory developments in the United States and foreign countries. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:

Jason Coloma, Ph.D.

SVP and Chief Business Officer

650-900-4511

JColoma@corvuspharma.com

Media Contact:

Julie Normart, W2O Group
415-946-1087

jnormart@w2ogroup.com